Exhibit 10.1.1

AMENDMENT NO. 1

TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is entered into as of June 26, 2025 (the “Effective Date”), by and among Sinaptic Surgical, LLC, a Delaware limited liability company (“Seller”), Sinaptic Holdings, LLC, a Delaware limited liability company (“Parent”), and SINTX Technologies, Inc., a Delaware corporation (“Buyer”).

RECITALS

A. Buyer, Seller and Parent previously entered into that certain Asset Purchase Agreement, dated as of June 23, 2025 (the “Purchase Agreement”), pursuant to which Buyer agreed to purchase, and Seller agreed to sell to Buyer, the Acquired Assets in exchange for the Purchase Price. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

B. The parties desire to amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereby agree as follows:

Section 1. Issuance of Shares of Buyer. Section 1.6 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 1.6 Issuance of Shares of Buyer. On June 30, 2025, Buyer shall issue to Seller 216,450 shares (the “Transaction Shares”) of Buyer’s Common Stock in exchange for the payment by Seller to Buyer of $750,000 in immediately available funds (the “Share Purchase Price”).”

Section 2. Closing. Section 1.9 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 1.9 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., mountain time, on July 1, 2025 by the remote exchange of electronic copies of documents and signatures, or at another time and place or on another date as the parties may mutually agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.”

Section 3. Incorporation of Agreement. Except as specifically modified by this Amendment, the terms of the Purchase Agreement shall remain in full force and effect. To the extent of any inconsistency between this Amendment and the Purchase Agreement, the terms of this Amendment shall control.

Section 4. Counterparts; Transmission. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The exchange of a fully executed Amendment, in counterparts or otherwise, by facsimile or scanned email attachment shall be sufficient to bind the parties to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

BUYER:

SINTX TECHNOLOGIES, INC.

By:
Name:	Eric Olson
Title:	President, CEO and Chairman of the Board

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

SELLER:

SINAPTIC SURGICAL, LLC

By:
Name:	Hugh Roberts
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

PARENT:

SINAPTIC HOLDINGS, LLC

By:
Name:	Bryan Scheer
Title:	Chief Executive Officer